Exhibit 99.1

FOR IMMEDIATE RELEASE

POOL CORPORATION REPORTS RECORD SECOND QUARTER RESULTS
AND REAFFIRMS 2014 EARNINGS GUIDANCE

Highlights include:

•	Record second quarter and year to date results

•	Q2 base business sales growth of 7%

•	Q2 gross margin improvement of 25 basis points

•	Q2 diluted EPS of $1.61, up 16% over Q2 2013
______________________

COVINGTON, LA. (July 17, 2014) – Pool Corporation (NASDAQ/GSM:POOL) today reported record results for the second quarter of 2014.

“Our second quarter results were generally as expected, with solid sales and gross profit growth and improvement in gross margin, albeit with sales below target in certain seasonal markets. The ongoing recovery of replacement and remodel activity and market share gains continued to contribute to our growth. Likewise, our second quarter results evidenced our ongoing efforts to provide exceptional value and our consistent investment in tools and resources to help our customers succeed,” said Manuel Perez de la Mesa, President and CEO.

Net sales for the quarter ended June 30, 2014 increased 7% to a record $848.2 million compared to $790.4 million in the second quarter of 2013, with base business sales also up 7% for the period. Replacement and remodel activity continued to drive sales growth with sustained double-digit sales increases in building materials. Prolonged cold and wet weather in our seasonal markets, particularly Canada and the northern United States, limited our second quarter sales growth in those markets.

Gross profit for the second quarter of 2014 increased 8% to a record $247.0 million from $228.2 million in the same period of 2013. Gross profit as a percentage of net sales (gross margin) improved 25 basis points to 29.1% in the second quarter of 2014. This increase reflects our concerted effort on several fronts to improve margins.

Selling and administrative expenses (operating expenses) increased 7% to $124.5 million in the second quarter of 2014 compared to the second quarter of 2013, with base business operating expenses up 6% for the period. This increase is primarily due to additional performance-based incentive compensation expense in 2014 which reflects comparatively better results versus performance targets this year compared to last, as well as increased infrastructure investments such as additional personnel and expenses related to equipment and technology to support greater sales growth.

Operating income for the quarter increased 9% to $122.5 million compared to the same period in 2013. Operating income as a percentage of net sales (operating margin) was 14.4% for the second quarter of 2014 compared to 14.2% in the second quarter of 2013.

Net income increased 11% to a record $73.9 million in the second quarter of 2014, compared to $66.5 million for the second quarter of 2013. Earnings per share was up $0.22 or 16%, to a record $1.61 per diluted share for the three months ended June 30, 2014 versus $1.39 per diluted share for the comparable period in 2013.

Net sales for the six months ended June 30, 2014 increased 8% to a record $1,254.6 million from $1,160.8 million in the comparable 2013 period, with much of this growth coming from improvement in base business sales. Gross margin increased 10 basis points to 28.8% in the first half of 2014 from 28.7% for the same period last year.

Operating expenses were up 7% compared to the first half of 2013, with base business operating expenses up 6%. Operating income for the first six months of 2014 increased 10% to $131.1 million compared to $118.9 million in the same period last year.

Earnings per share for the first six months of 2014 increased 15% to a record $1.69 per diluted share on net income of $78.1 million, compared to $1.47 per diluted share on net income of $70.0 million in the comparable 2013 period.

On the balance sheet, total net receivables, including pledged receivables, and net inventory levels increased 9% and 6%, respectively, compared to June 30, 2013. Total debt outstanding at June 30, 2014 was $431.0 million, up 43% compared to June 30, 2013.

Cash used in operations was $50.9 million for the first six months of 2014 compared to $33.0 million for the first six months of 2013. Adjusted EBITDA (as defined in the addendum to this release) was $128.9 million and $117.7 million for the second quarter of 2014 and 2013, respectively, and $143.3 million and $129.8 million for the first six months of 2014 and 2013, respectively.

“We look forward to a strong second half of the year and reaffirm our 2014 earnings guidance range of $2.35 to $2.45 per diluted share. Through the remainder of 2014 and beyond, we have countless opportunities to add value. We know that our people will continually strive to operate more effectively and demonstrate their commitment to growing our customers' businesses,” said Perez de la Mesa.

POOLCORP is the largest wholesale distributor of swimming pool and related backyard products. Currently, POOLCORP operates 326 sales centers in North America, Europe and South America, through which it distributes more than 160,000 national brand and private label products to more than 80,000 wholesale customers. For more information, please visit www.poolcorp.com.

This news release includes “forward-looking” statements that involve risk and uncertainties that are generally identifiable through the use of words such as “believe,” “expect,” “intend,” “plan,” “estimate,” “project,” “should” and similar expressions and include projections of earnings. The forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements speak only as of the date of this release, and we undertake no obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur. Actual results may differ materially due to a variety of factors, including the sensitivity of our business to weather conditions, changes in the economy and the housing market, our ability to maintain favorable relationships with suppliers and manufacturers, competition from other leisure product alternatives and mass merchants and other risks detailed in POOLCORP’s 2013 Annual Report on Form 10-K filed with the Securities and Exchange Commission.

CONTACT:
Craig K. Hubbard
985.801.5117
craig.hubbard@poolcorp.com

POOL CORPORATION
Consolidated Statements of Income
(Unaudited)
(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013

Net sales	$848,240	$790,392	$1,254,584	$1,160,754
Cost of sales	601,264	562,226	893,508	827,827
Gross profit	246,976	228,166	361,076	332,927
Percent	29.1%	28.9%	28.8%	28.7%

Selling and administrative expenses	124,477	116,173	229,931	214,002
Operating income	122,499	111,993	131,145	118,925
Percent	14.4%	14.2%	10.5%	10.2%

Interest expense, net	1,894	2,081	3,827	3,695
Income before income taxes and equity earnings	120,605	109,912	127,318	115,230
Provision for income taxes	46,796	43,416	49,400	45,312
Equity earnings in unconsolidated investments	54	37	133	55
Net income	$73,863	$66,533	$78,051	$69,973

Earnings per share:
Basic	$1.65	$1.43	$1.74	$1.50
Diluted	$1.61	$1.39	$1.69	$1.47
Weighted average shares outstanding:
Basic	44,769	46,659	44,972	46,523
Diluted	45,971	47,882	46,160	47,758

Cash dividends declared per common share	$0.22	$0.19	$0.41	$0.35

POOL CORPORATION
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands)

	June 30,	June 30,	Change
	2014	2013	$	%

Assets
Current assets:
Cash and cash equivalents	$27,563	$26,936	$627	2%
Receivables, net	97,527	281,064	(183,537)	(65)
Receivables pledged under receivables facility	208,973	—	208,973	100
Product inventories, net	451,507	424,679	26,828	6
Prepaid expenses and other current assets	10,055	10,219	(164)	(2)
Deferred income taxes	5,416	5,103	313	6
Total current assets	801,041	748,001	53,040	7

Property and equipment, net	57,275	51,110	6,165	12
Goodwill	173,800	169,983	3,817	2
Other intangible assets, net	10,725	10,592	133	1
Equity interest investments	1,263	1,190	73	6
Other assets, net	11,344	9,133	2,211	24
Total assets	$1,055,448	$990,009	$65,439	7%

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$233,549	$239,976	$(6,427)	(3)%
Accrued expenses and other current liabilities	89,200	79,844	9,356	12
Current portion of long-term debt and other long-term liabilities	—	20	(20)	(100)
Total current liabilities	322,749	319,840	2,909	1

Deferred income taxes	19,979	15,263	4,716	31
Long-term debt	430,971	300,426	130,545	43
Other long-term liabilities	10,432	7,871	2,561	33
Total liabilities	784,131	643,400	140,731	22
Total stockholders’ equity	271,317	346,609	(75,292)	(22)
Total liabilities and stockholders’ equity	$1,055,448	$990,009	$65,439	7%
__________________

1.	The allowance for doubtful accounts was $4.4 million at June 30, 2014 and June 30, 2013.

2.	The inventory reserve was $8.5 million at June 30, 2014 and June 30, 2013.

POOL CORPORATION
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	Six Months Ended
	June 30,
	2014	2013	Change
Operating activities
Net income	$78,051	$69,973	$8,078
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation	7,021	6,338	683
Amortization	696	622	74
Share-based compensation	4,657	4,111	546
Excess tax benefits from share-based compensation	(3,920)	(3,187)	(733)
Equity earnings in unconsolidated investments	(133)	(55)	(78)
Other	(73)	(1,633)	1,560
Changes in operating assets and liabilities, net of effects of acquisitions:
Receivables	(180,075)	(165,713)	(14,362)
Product inventories	(21,936)	(24,134)	2,198
Prepaid expenses and other assets	(1,350)	459	(1,809)
Accounts payable	18,065	39,458	(21,393)
Accrued expenses and other current liabilities	48,109	40,783	7,326
Net cash used in operating activities	(50,888)	(32,978)	(17,910)

Investing activities
Acquisition of businesses, net of cash acquired	(4,612)	(1,188)	(3,424)
Purchase of property and equipment, net of sale proceeds	(11,921)	(10,500)	(1,421)
Other investments, net	96	29	67
Net cash used in investing activities	(16,437)	(11,659)	(4,778)

Financing activities
Proceeds from revolving line of credit	457,218	399,472	57,746
Payments on revolving line of credit	(380,665)	(329,928)	(50,737)
Proceeds from asset-backed financing	121,600	—	121,600
Payments on asset-backed financing	(13,600)	—	(13,600)
Payments on long-term debt and other long-term liabilities	—	(10)	10
Excess tax benefits from share-based compensation	3,920	3,187	733
Proceeds from stock issued under share-based compensation plans	6,335	13,489	(7,154)
Payments of cash dividends	(18,410)	(16,308)	(2,102)
Purchases of treasury stock	(88,745)	(10,437)	(78,308)
Net cash provided by financing activities	87,653	59,465	28,188
Effect of exchange rate changes on cash and cash equivalents	(771)	(355)	(416)
Change in cash and cash equivalents	19,557	14,473	5,084
Cash and cash equivalents at beginning of period	8,006	12,463	(4,457)
Cash and cash equivalents at end of period	$27,563	$26,936	$627

ADDENDUM

Base Business

The following table breaks out our consolidated results into the base business component and the excluded component (sales centers excluded from base business):

(Unaudited)	Base Business		Excluded		Total
(in thousands)	Three Months Ended		Three Months Ended		Three Months Ended
	June 30,		June 30,		June 30,
	2014	2013	2014	2013	2014	2013
Net sales	$841,210	$789,171	$7,030	$1,221	$848,240	$790,392

Gross profit	244,614	227,833	2,362	333	246,976	228,166
Gross margin	29.1%	28.9%	33.6%	27.3%	29.1%	28.9%

Operating expenses	122,832	115,797	1,645	376	124,477	116,173
Expenses as a % of net sales	14.6%	14.7%	23.4%	30.8%	14.7%	14.7%

Operating income (loss)	121,782	112,036	717	(43)	122,499	111,993
Operating margin	14.5%	14.2%	10.2%	(3.5)%	14.4%	14.2%

(Unaudited)	Base Business		Excluded		Total
(in thousands)	Six Months Ended		Six Months Ended		Six Months Ended
	June 30,		June 30,		June 30,
	2014	2013	2014	2013	2014	2013
Net sales	$1,245,828	$1,159,416	$8,756	$1,338	$1,254,584	$1,160,754

Gross profit	358,158	332,552	2,918	375	361,076	332,927
Gross margin	28.7%	28.7%	33.3%	28.0%	28.8%	28.7%

Operating expenses	227,373	213,526	2,558	476	229,931	214,002
Expenses as a % of net sales	18.3%	18.4%	29.2%	35.6%	18.3%	18.4%

Operating income (loss)	130,785	119,026	360	(101)	131,145	118,925
Operating margin	10.5%	10.3%	4.1%	(7.5)%	10.5%	10.2%

We have excluded the following acquisitions from base business for the periods identified:

Acquired (1)	Acquisition Date	Net Sales Centers Acquired	Periods Excluded
DFW Stone Supply, LLC	March 2014	2	March - June 2014
Atlantic Chemical & Aquatics Inc.	February 2014	2	February - June 2014
B. Shapiro Supply, LLC	May 2013	1	January - June 2014 and May - June 2013
Swimming Pool Supply Center, Inc.	March 2013	1	January - May 2014 and March - May 2013
(1)    We acquired certain distribution assets of each of these companies.

We exclude sales centers that are acquired, closed or opened in new markets from base business results for a period of 15 months. We also exclude consolidated sales centers when we do not expect to maintain the majority of the existing business and existing sales centers that are consolidated with acquired sales centers. As of June 30, 2014, we excluded one sales center opened in a new market from base business.

We generally allocate corporate overhead expenses to excluded sales centers on the basis of their net sales as a percentage of total net sales. After 15 months of operations, we include acquired, consolidated and new market sales centers in the base business calculation including the comparative prior year period.

The table below summarizes the changes in our sales centers in the first six months of 2014:

December 31, 2013	321
Acquired locations	4
New locations	2
Consolidated locations	(1)
June 30, 2014	326

Adjusted EBITDA

We define Adjusted EBITDA as net income or net loss plus interest expense, income taxes, depreciation, amortization, share‑based compensation, goodwill and other non‑cash impairments and equity earnings or loss in unconsolidated investments.  Adjusted EBITDA is not a measure of cash flow or liquidity as determined by generally accepted accounting principles (GAAP). We have included Adjusted EBITDA as a supplemental disclosure because we believe that it is widely used by our investors, industry analysts and others as a useful supplemental liquidity measure in conjunction with cash flows provided by or used in operating activities to help investors understand our ability to provide cash flows to fund growth, service debt and pay dividends as well as compare our cash flow generating capacity from year to year.

We believe Adjusted EBITDA should be considered in addition to, not as a substitute for, operating income or loss, net income or loss, cash flows provided by or used in operating, investing and financing activities or other income statement or cash flow statement line items reported in accordance with GAAP. Other companies may calculate Adjusted EBITDA differently than we do, which may limit its usefulness as a comparative measure.

The table below presents a reconciliation of net income to Adjusted EBITDA.

(Unaudited)	Three Months Ended		Six Months Ended
(In thousands)	June 30,		June 30,
	2014	2013	2014	2013
Net income	$73,863	$66,533	$78,051	$69,973
Add:
Interest expense (1)	1,894	2,081	3,827	3,695
Provision for income taxes	46,796	43,416	49,400	45,312
Share-based compensation	2,599	2,206	4,657	4,111
Equity earnings in unconsolidated investments	(54)	(37)	(133)	(55)
Depreciation	3,587	3,265	7,021	6,338
Amortization (2)	235	204	430	429
Adjusted EBITDA	$128,920	$117,668	$143,253	$129,803

(1)	Shown net of interest income and includes amortization of deferred financing costs as discussed below.

(2)	Excludes amortization of deferred financing costs of $133 and $97 for the three months ended June 30, 2014 and June 30, 2013, respectively, and $266 and $193 for the six months ended
June 30, 2014 and June 30, 2013, respectively.

The table below presents a reconciliation of Adjusted EBITDA to net cash used in or provided by operating activities. Please see page 5 for our Condensed Consolidated Statements of Cash Flows.

(Unaudited)	Three Months Ended		Six Months Ended
(In thousands)	June 30,		June 30,
	2014	2013	2014	2013
Adjusted EBITDA	$128,920	$117,668	$143,253	$129,803
Add:
Interest expense, net of interest income	(1,761)	(1,984)	(3,561)	(3,502)
Provision for income taxes	(46,796)	(43,416)	(49,400)	(45,312)
Excess tax benefits from share-based compensation	(2,433)	(1,484)	(3,920)	(3,187)
Other	(408)	(1,595)	(73)	(1,633)
Change in operating assets and liabilities	(91,065)	(62,181)	(137,187)	(109,147)
Net cash (used in) provided by operating activities	$(13,543)	$7,008	$(50,888)	$(32,978)